UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2008

ACCELRYS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27118	33-0557266
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer identification number)

10188 Telesis Court, San Diego, California 92121-1761

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 799-5000

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2008, the Board of Directors (the “Board”) of Accelrys, Inc. (the “Company”) elected Larry Ferguson, 58, to serve as a Class I director of the Company for a term expiring at the Company’s 2011 annual meeting of stockholders. Between 2006 and 2008 Mr. Ferguson served as Chief Executive Officer of First Consulting Group, a publicly traded provider of information technology services and products to health and life sciences organizations. First Consulting Group was acquired by Computer Sciences Corporation in 2008. Between 2002 and 2005 Mr. Ferguson served as Chairman of the Board of Directors of Daou systems, a publicly traded provider of consulting and management services to healthcare organizations. Between 1997 and 2002, Mr. Ferguson served on the Board of Directors of Sunquest Information Systems, a publicly traded healthcare information systems company. Mr. Ferguson is currently President of the Ferguson Group, a private equity investment and consulting firm which renders advisory services to information technology companies. He is also on the Board of Directors of Atstaff, a privately held healthcare staff scheduling software company, and the University of North Carolina at Charlotte Athletic Foundation. He holds a B.A. in Business administration from the University of North Carolina at Charlotte. In addition to serving on the Board, Mr. Ferguson will also serve on the Board’s Audit Committee, Human Resources Committee and Governance and Nominating Committee.

Mr. Ferguson was not appointed to the Board pursuant to any arrangement or understanding between him and any other person. Mr. Ferguson has not been a party to, nor has he had a direct or indirect material interest in, any transaction with the Company during our current or preceding fiscal year. In connection with his service as a director, Mr. Ferguson will receive an annual retainer of $30,000 per year, paid quarterly, and a fee of $1,500 per Board or committee meeting. In addition, the Board awarded Mr. Ferguson 18,000 units of the Company’s common stock. The award is effective as of, and will commence vesting on, October 28, 2008 and will vest in equal quarterly installments over three years as long as Mr. Ferguson remains a member of the Board. Receipt of the stock underlying the award is deferred to the earlier of three years from the date of the grant or cessation of Mr. Ferguson’s service as a member of the Board.

Item 8.01	Other Events.

On October 30, 2008, we issued a press release announcing the election of Mr. Ferguson to the Board. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release announcing election of Larry Ferguson to the Company’s Board of Directors, dated October 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELRYS, INC.

By:	/s/ Rick Russo
Rick Russo
Senior Vice President and Chief Financial Officer

Date: October 30, 2008